NOVO NETWORKS, INC.

                     PACIUGO MANAGEMENT LLC

                               AND

                      AD ASTRA HOLDINGS LP





                       PURCHASE AGREEMENT





                       December 19, 2002

                       PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement") is made as of the 19th day of December, 2002 by and among NOVO NETWORKS, INC., a Delaware corporation ("Purchaser"), PACIUGO MANAGEMENT LLC, a Texas limited liability company ("Paciugo"), AD ASTRA HOLDINGS LP, a Texas limited partnership ("AAH") (each of PACIUGO and AAH, a "Seller" and together the "Sellers"), UGO GINATTA ("Ugo"), CRISTIANA GINATTA ("Cristiana") and VINCENT GINATTA ("Vincent") (each of Ugo, Cristiana and Vincent, an "Owner" and together the "Owners").

                            RECITALS

     A. Whereas, each of the Owners is both a member of Paciugo and a limited partner of AAH with his/her respective percentage of ownership thereof as set forth in Exhibit A attached hereto, and the Owners collectively own 100% of the membership interests in Paciugo and 99% of the partnership interests (as limited partners) in AAH;

     B. Whereas, Paciugo is the sole general partner of AAH with a 1% general partner interest therein;

     C. Whereas, Purchaser desires to purchase from the Sellers a membership interest in Paciugo and a limited partnership interest in AAH (the "Purchased Interests");

     D. Whereas, upon the Closing (as hereinafter defined) of the transactions contemplated herein, Purchaser shall become a member of Paciugo and a limited partner of AAH;

     E. Whereas, Sellers collectively owe the Owners debt for funds loaned to Sellers and their subsidiaries (the "Owner Debt") in an aggregate principal amount of $2,001,602 plus accrued interest.

     F. Whereas, the Owner Debt was loaned to Sellers and their subsidiaries in installments over the period from December 31, 2000 through October 31, 2002.

     G. Whereas, upon the Closing, pursuant to this Agreement, the Owner Debt will be reduced to an aggregate of $450,000, as follows:

         (1) First, the Owners will forgive and cancel all obligations to pay accrued interest on the Owner Debt and will contribute to the capital of Paciugo and AAH a sufficient amount of principal of the Owner Debt so that, after such contribution to capital, the aggregate amount of Owner Debt will be principal in an amount equal to $900,000, consisting of such dollar amount of the latest funds loaned by the Owners to Sellers and their subsidiaries.

          (2) Immediately thereafter, the Sellers will pay to Ugo and Cristina (collectively, "Ginatta") $450,000 in payment of the latest funds loaned by the Owners to Sellers and their subsidiaries.

     H. Whereas, the Sellers agree to sell, and Purchaser agrees to purchase, the Purchased Interests in accordance with the terms and conditions contained herein.

     The parties hereby agree as follows:

                            AGREEMENT

     1.   PURCHASE AND SALE OF INTERESTS.

          1.1  PURCHASE AND SALE OF INTERESTS.

               (a) Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase, and each of the Sellers agrees to sell to Purchaser at the Closing, the Purchased Interests such that the percentage interests in Paciugo and AAH following the Closing shall be as set forth on Exhibit B attached hereto, at a purchase price of $2,500,000 (the "Purchase Price").

               (b)  Purchaser shall have the option (the
"Option"), exercisable at the sole discretion of Purchaser, to purchase additional interests of the Sellers ("Additional Interests") such that the percentage interests in Paciugo and AAH following the exercise of the Option shall be as set forth in Exhibit B, at a purchase price of $1,500,000 (the "Additional Purchase Price"). The Option shall be exercisable for a period of two (2) years commencing from the Closing and ending on the second anniversary of the Closing (the "Option Period").

               (c) Purchaser shall provide each of the Sellers a written notice ("Option Notice") at least ten (10) days prior to exercise of the Option.

          1.2  CLOSING; DELIVERY.

               (a)  The purchase and sale of the Purchased
Interests shall take place at the offices of Purchaser on the date of execution of this Agreement, or at such other time and place as the Sellers and Purchaser mutually agree (which time and place are designated as the "Closing").

               (b) At the Closing, Purchaser shall deliver the Purchase Price to the Sellers by wire transfer to a new bank account of the Sellers established at J.P. Morgan Chase (the "New
Account").

               (c)  Upon the closing of the exercise of the
Option, Purchaser shall deliver the Additional Purchase Price by wire transfer to either the New Account or such other bank account of the Sellers designated by the Sellers.

               (d) For administrative convenience, Purchaser and the Owners hereby agree to account for the Closing for purposes of completing tax returns as occurring as of the close of business on December 31, 2002.

     2.   DISTRIBUTION AND COMPENSATION.

          2.1 Upon the Closing, the Owner Debt will be reduced to an aggregate of $450,000, as follows:

          (a) First, the Owners will forgive and cancel all obligations to pay accrued interest on the Owner Debt and will contribute to the capital of Paciugo and AAH a sufficient amount of principal of the Owner Debt so that, after such contribution to capital, the aggregate amount of Owner Debt will be principal in an amount equal to $900,000, consisting of such dollar amount of the latest funds loaned by the Owners to Sellers and their subsidiaries.

          (b) Immediately thereafter, the Sellers will pay to Ginatta $450,000 from the New Account ("First Payment"") in payment of the latest funds loaned by the Owners to Sellers and their subsidiaries. To the extent any portion of the First Payment is required to be classified as interest income, both the interest income and the corresponding interest deduction of the Sellers generated thereby shall be specially allocated to the Owners receiving the First Payment.

          2.2 Upon the closing of the exercise of the Option, Ginatta shall be entitled to be paid by the Sellers the remaining amount of the Owner Debt, consisting of a payment of $450,000 ("Second Payment") in the principal amount of the Owner Debt plus accrued interest from the date of the Closing until the payment of the Second Payment; provided, however, that Ginatta agrees to contribute to the Sellers an amount sufficient to fund the payment of the interest charge on the Second Payment.

          2.3 The Sellers shall not make any distributions or debt payments to the Owners or to Purchaser without the prior approval of Purchaser, other than the First Payment and the Second Payment and Tax Distributions (as defined and as set forth in Exhibit C-1 and Exhibit C-2 hereto).

          2.4 As used herein, "Owner Equity" shall mean the following amounts in the aggregate for Ginatta: (i) $1,550,000, following the First Payment upon the Closing, or (ii) $1,100,000, following the Second Payment upon the exercise of the Option.

          2.5 The Purchase Price and the Additional Purchase Price shall be considered the aggregate amount of capital invested in the Sellers by Purchaser, and the Owner Equity shall be considered the aggregate amount of capital invested in the Sellers by the Owners (collectively, such amounts being referred to as "Preferred Equity"). The Preferred Equity shall not be considered as indebtedness owed to the Purchaser and the Owners (collectively, the "Equity Holders"). No other amounts previously advanced to the Sellers by the Owners shall be considered either as indebtedness or as Preferred Equity. Notwithstanding the foregoing, if the Second Payment is made to Ginatta, it shall be treated as repayment of indebtedness owed to Ginatta consistent with Section 2.2 above and not as a return of Preferred Equity.

          2.6 All distributions from Paciugo and AAH shall be divided among the Equity Holders as set forth in Exhibit C-1 and Exhibit C-2 attached hereto.

          2.7 The amount of Owner Debt remaining after the contributions to capital described above and the payment of the First Payment (such remaining Owner Debt being $450,000) will bear interest at a rate of 6.5% per annum and will continue to be due and payable on September 1, 2010. Such Owner Debt will be subordinated to any existing bank indebtedness and any funds subsequently loaned by any party to the Sellers. The Owners agree to execute such other and further documents as reasonably required in order to document the subordinated nature of the remaining Owner Debt. Notwithstanding the foregoing, for all purposes, including, without limitation, upon liquidation of the Sellers, the Owner Debt shall be paid as forth in Sections 2.1 and 2.2.

          2.8 In the event that the Option expires without being exercised, upon such expiration, the accrued interest on the remaining amount of Owner Debt shall be funded by Ginatta and paid as provided in Section 2.2 hereof and the unpaid principal amount of the Owner Debt shall automatically, and without any further action by any of the parties hereto, be contributed by the Owners to the capital of the Sellers. Such conversion of the Owner Debt to equity shall have no effect on the amount treated as Owner Equity for purposes of this Agreement, such that the Owner Equity following such capitalization shall be $1,550,000.

          2.9 The economic capital accounts and allocations of gains and losses of Owners and Purchaser in the Sellers shall be adjusted and maintained as described in this Agreement and in Exhibit C-1 and C-2 attached hereto. Accordingly, the capital account, allocation and distribution provisions of the LLC Regulations and Partnership Agreement (each as hereinafter defined) are hereby amended in their entirety and are replaced by the provisions set forth in this Agreement and on Exhibit C-1 and C-2 attached hereto.

     3.   AMENDMENTS OF LLC REGULATIONS AND PARTNERSHIP
AGREEMENT. This Agreement (which includes all Exhibits hereto) amends, to the extent necessary to be consistent with this Agreement, the LLC Regulations and the Partnership Agreement. To the extent that any provisions contained therein shall be inconsistent with any provisions contained herein, this Agreement shall control and such provisions therein shall be deemed modified by this Agreement.

     4.   PURCHASER'S SERVICES AND COMPENSATION.

          4.1 PURCHASER'S SERVICES. Following the Closing, Purchaser shall provide or supplement, through Purchaser's personnel, the administrative, accounting, financial, human resources, information technology, legal and marketing services generally necessary to support the business operations of the Sellers (the "Services"). The Owners and Sellers acknowledge that the Services shall not include (i) capital expenditures (such as acquiring computers), unless such items are paid for by and become the property of the Sellers and (ii) certain service items customarily performed by third party professionals, such as the preparation of tax returns and audits of the Sellers' businesses and engaging attorneys to prosecute or defend claims and otherwise provide professional advice to the Sellers. Purchaser covenants and agrees that it shall devote at least one hundred fifty (150) hours per month of time of its personnel in performing the Services (the "Time Commitment"). From time to time, if the Owners, in good faith, believe that Purchaser has not satisfied the Time Commitment for any month, the Owners shall be entitled to deliver a notice of such belief to Purchaser within fifteen (15) days of the end of such month. Within fifteen (15) days of the receipt of any such notice, Purchaser shall provide to the Owners reasonable documentation of whether Purchaser so satisfied the Time Commitment for the month in question (the "Reporting Obligation"). If such documentation shows that Purchaser has satisfied the Time Commitment, the Reporting Obligation will cease. However, if such documentation shows that Purchaser has not satisfied the Time Commitment, the Reporting Obligation will continue for such number of future months as may be necessary to establish that any such deficiency has been made up, at which time the Reporting Obligation will cease.

          4.2 COMPENSATION. As compensation for the Services, Purchaser shall receive annually the greater of (i) $250,000 or
(ii) 2% of the consolidated gross revenues (excluding any revenues shared with third parties such as Central Market) of the Sellers and their subsidiaries (the "Compensation"). Gross revenues shall, for purposes of this Section 4.2, be calculated on a calendar year end basis, commencing with calendar year 2003. The Compensation shall be paid monthly in advance (with a monthly payment of $20,833) on or about the first business day of each month, with the first payment made on or about January 2, 2003, with the positive cumulative difference between 2% of such gross revenues and $20,833 per month, if any, paid within ten (10) days of the end of each month. As soon as practicable following the audit of the Sellers upon the close of each calendar year, a calculation will be made as to whether the cumulative amounts paid to Purchaser during the preceding calendar year are less than or greater than the amount of the actual Compensation earned by Purchaser pursuant to this Section 4.2. Within ten (10) days of such determination, (i) the Sellers shall deliver to Purchaser any short-fall in the amount of such Compensation or
(ii) Purchaser shall return to the Sellers any amount received by Purchaser in excess of the earned Compensation pursuant to this
Section 4.2 (provided, by mutual agreement in lieu of such refund, the Sellers may offset against future Compensation payments any such excess amounts paid to Purchaser under Subclause (ii) hereof).

          4.3  CANCELLATION OF SERVICES AND COMPENSATION.  The
Services and Compensation as provided this Section 4 shall not be cancelled or amended without prior written approval of Purchaser.

     5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, and each of the Owners, jointly and severally, hereby represents and warrants to Purchaser that, except as set forth on a Schedule of Exceptions attached hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder (for purposes of this Section 5, each reference to the Sellers shall be construed to include all subsidiaries of the Sellers unless the context specially provides to the contrary):

          5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Sellers is a duly organized, validly existing business entity and in good standing under the laws of the State of Texas (other than Paciugo Properties, LP, which is organized under the laws of the State of Delaware) and has all requisite power and authority to carry on its business. Such Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          5.2 OWNERSHIP AND LIENS. The Owners are the beneficial owners of 100% of the equity interests in the Sellers as set forth on Exhibit A attached hereto (the "Owner Equity
Interests"):

               (a) The Owner Equity Interests are free from all liens and other encumbrances.

               (b) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition of any equity interests whatsoever from the Sellers by any person (including the Owners).

          5.3 SUBSIDIARIES. The Sellers currently own or control, directly or indirectly, 100% of the ownership interests in the entities set forth on Schedule 5.3 attached hereto. Except as set forth on Schedule 5.3, the Sellers do not own any equity interests in any other entities.

          5.4 AUTHORIZATION. All action on the part of each of the Sellers and the Owners necessary for the authorization, execution and delivery of this Agreement, the Employment Agreements (as hereinafter defined) and collectively with this Agreement (the "Transaction Agreements"), the performance of all obligations of each of the Sellers and the Owners hereunder and thereunder and the authorization, sale and delivery of the Purchased Interests and the Additional Interests has been taken prior to the Closing. The Transaction Agreements, when executed and delivered by each of the Sellers and the Owners, shall constitute valid and legally binding obligations of the Sellers and the Owners, enforceable against the Sellers and the Owners in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          5.5 VALID ISSUANCE OF SECURITIES. The Purchased Interests that are being sold by the Sellers to Purchaser hereunder, and the Additional Interests to be sold upon the exercise of the Option, when sold by the Sellers and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Paciugo Management LLC Regulations (the "LLC Regulations"), the Ad Astra Holdings LP Agreement of Limited Partnership (the "Partnership Agreement"), and applicable state and federal securities laws.

          5.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Sellers or the Owners is required in connection with the consummation of the transactions contemplated by this Agreement.

          5.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to each of the Seller's knowledge, currently threatened against either of the Sellers or any of its subsidiaries that questions the validity of the Transaction Agreements or the right of such Seller to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of such Seller, financially or otherwise, or any change in the current equity ownership of such Seller, nor are the Sellers aware that there is any basis for the foregoing. Neither the Sellers nor their subsidiaries are a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          5.8  INTELLECTUAL PROPERTY.  Except as set forth on
Schedule 5.8, each of the Sellers owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. None of such items are owned by any of the Owners or their affiliates. Neither of the Sellers has received any communications alleging that such Seller has violated, or by conducting its business would violate, any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Neither of the Sellers is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of such Seller or that would conflict with such Seller's business. Neither the execution or delivery of this Agreement, nor the carrying on of such Seller's business by the employees of such Seller, nor the conduct of such Seller's business as proposed, will, to such Seller's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Each Seller does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to his/her employment by such Seller.

          5.9  CONTRACT AND COMPLIANCE WITH OTHER INSTRUMENTS.

               (a) Set forth on Schedule 5.9(a) attached hereto is a list of all material contracts to the which the Sellers are a party. True and correct copies of all such contracts have been previously delivered by the Sellers to Purchaser.

               (b)  Except as set forth on Schedule 5.9(b)
attached hereto, neither of the Sellers is in violation or default of any provisions of its LLC Regulations or the Partnership Agreement or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of federal or state statute, rule or regulation applicable to such Seller. The execution, delivery and performance of the Transactions Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under either (i) any such provision, instrument, judgment, order, writ or decree or (ii) any material contract, lease or other agreement of the Sellers.

                (c) Except as set forth on Schedule 5.9(c) attached hereto, neither of the Sellers has avoided any condition, and has not performed any act, the occurrence of which would result in such Seller's loss of any right granted under any license, distribution agreement or other agreement.

          5.10 NO AMOUNTS OWED TO OWNERS.   Except for amounts
previously loaned to the Sellers by the Owners as summarized on
Schedule 5.10 attached hereto (which, as of the Closing, will be accounted for in the manner described in Article 2 hereof) and amounts payable after the Closing under the Employment Agreements, neither of the Sellers is indebted, directly or indirectly, to any of its officers or to the Owners or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. To such Sellers' knowledge, none of such Seller's officers or the Owners or any members of their immediate families are, directly or indirectly, indebted to such Seller (other than in connection with purchases of such Seller's interests) or have any direct or indirect ownership interest in any firm or corporation with which any of the Sellers is affiliated or with which any of the Sellers has a business relationship, or any firm or corporation which competes with any of the Sellers except that officers and/or owners of such Seller may own stock in (but not exceeding 5% of the outstanding capital stock of) any publicly traded company that may compete with such Seller. To such Seller's knowledge, none of such Seller's officers or the Owners or any members of their immediate families are, directly or indirectly, parties to any material contract with such Seller. Neither of the Sellers is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          5.11 TITLE TO PROPERTY AND ASSETS. The Sellers own their property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Sellers' ownership or use of such property or assets. With respect to the property and assets they lease, the Sellers are in compliance with such leases and, to their knowledge, hold a valid leasehold interest free of any liens, claims or encumbrances.

          5.12 FINANCIAL STATEMENTS. Each of the Sellers has made available to Purchaser its consolidated unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the ten (10) months ending October 31, 2002 (collectively, the "Financial Statements") attached hereto as Exhibit 5.12A. Except as set forth on
Schedule 5.12 attached hereto, the Financial Statements fairly present the financial condition and operating results of such Seller as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth on Schedule 5.12 attached hereto, the Sellers, since the date of the Financial Statements, have not incurred any material liabilities other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of such Seller.

          5.13 EMPLOYEE BENEFIT PLANS.  Except as set forth in
Schedule 5.13 attached hereto, neither of the Sellers has any Employee Benefit Plan as defined in the Employee Retirement
Income Security Act of 1974.

          5.14 TAX RETURNS AND PAYMENTS. The Sellers have filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The
Sellers have paid all taxes and other assessments due.

          5.15 INSURANCE. Set forth on Schedule 5.15 attached hereto is a list of workers compensation, health, liability, casualty, and related insurance coverage of the Sellers.

          5.16 LABOR AGREEMENTS AND ACTIONS. Neither of the Sellers is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of such Seller, has sought to represent any of the employees, representatives or agents of such Seller. There is no strike or other labor dispute involving such Seller pending, or to the knowledge of such Seller threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of such Seller, nor are the Sellers aware of any labor organization activity involving its employees. Except as contemplated by the Employment Agreements, the employment of each officer and employee of the Sellers is terminable at the will of the Sellers. Each Seller has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

          5.17 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Except as set forth on Schedule 5.17 attached hereto, each employee, consultant and officer of the Sellers has executed an agreement with the Sellers regarding confidentiality and proprietary information and invention assignment substantially in the form or forms delivered to the counsel for Purchaser. The Sellers are not aware that any of its employees or consultants is in violation thereof, and the Sellers will use their best efforts to prevent any such violation prior to the Closing.

          5.18 PERMITS. Set forth on Schedule 5.18 and Schedule 5.18-1 attached hereto is a list of all franchises, permits, licenses, federal Food and Drug Administration or Department of Agriculture approvals and any similar authority of the Sellers necessary for the conduct of their business, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Sellers. Except as set forth on Schedule 5.18, neither of the Sellers is in default in any material respect under any of such franchises, permits, licenses, approvals or other similar authority.

          5.19 CORPORATE DOCUMENTS. The LLC Regulations and Partnership Agreement of the Sellers are in the forms attached hereto as Exhibits D and E, respectively. The copies of the minute books of the Sellers provided to Purchaser's counsel contain minutes of all meetings of managers and Owners and all actions by written consent without a meeting by the managers and Owners since the date of incorporation and reflect all actions by the managers (and any committee of managers) and Owners with respect to all transactions referred to in such minutes accurately in all material respects.

          5.20 APPLICABLE LAWS. Neither of the Sellers is in violation of any applicable statute, law or regulation relating to its business, including environment or occupational health and safety laws, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statutes, laws or regulations. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by either Seller or, to either Seller's knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by either Seller. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

          5.21 DISCLOSURE.   To each Owner's knowledge, no
representation or warranty of such Owner or of the Sellers contained in this Agreement and the exhibits attached hereto, or any certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Sellers that:

          6.1 AUTHORIZATION. Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          6.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). With respect to Purchased Interests and Additional Interests in the Sellers which Purchaser will acquire pursuant to
Article 1, such Purchaser (i) will acquire such Purchased Interests and Additional Interests for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such Purchased Interests and Additional Interests or any part thereof except pursuant to a registration statement or an available exemption under applicable law, and (ii) acknowledges that none of such Purchased Interests and Additional Interests have been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or unless an exemption from such registration is available. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Interests and the Additional Interests. Purchaser has not been formed for the specific purpose of acquiring the Purchased Interests and the Additional Interests.

          6.3 NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the Purchased Interests and the Additional Interests sold by the Sellers, and that neither of the Sellers has made any assurances that a public market will ever exist for the Purchased Interests and the Additional Interests.

     7. CONDITIONS PRECEDENT. The obligations of Purchaser to the Sellers under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          7.1 EMPLOYMENT AGREEMENTS. The Sellers shall have executed Employment Agreements with Ugo Ginatta, Cristiana Ginatta, and Vincent Ginatta substantially in the forms attached hereto as Exhibits H, I and J (collectively, the "Employment Agreements").

          7.2 TRANSFER OF PARTNERSHIP INTERESTS. Ugo shall have transferred his 5% interest in Authentic Gelato LP to AAH (such that AAH will be the sole limited partner thereof).



     8.   POST-CLOSING COVENANTS.

          8.1 BOOKS AND RECORDS. Purchaser shall have free access to the books and records of the Sellers to both perform the Services and any act necessary to satisfy its reporting duties under the Securities Exchange Act of 1934, as amended, including, without limitation, auditing the financial records and discussing with the Owners various matters associated the business of the Sellers. Any audit of the financial records of the Sellers and their subsidiaries shall be at the cost of the Sellers; provided, however, the Sellers shall bear no cost for any portion of any consolidated audit of Purchaser, which includes the Sellers, beyond the costs of auditing the Sellers as separate businesses from that of Purchaser's other businesses or activities.

          8.2  VOTING RIGHTS.

               (a) Purchaser and the Owners acknowledge and agree that, consistent with the terms of the LLC Regulations and the Partnership Agreement, the governance of the Sellers is as follows:

                    (i)  Paciugo is governed by a Board of
Managers (the "Board"). The Board is appointed by the Members of Paciugo and the Board appoints the Officers of Paciugo. Each member of the Board shall have one vote, and the Board shall act based on majority vote of all members of the Board.

                    (ii) Paciugo, as the sole general partner of AAH, is empowered to make all decisions associated with AAH except for the decisions requiring the approval of the Limited Partners of AAH as set forth in Section 3.3 of the Partnership Agreement.

                    (iii)     The remaining provisions of this
Article 8 are intended to create irrevocable voting agreements between the Owners and Purchaser concerning the voting of
(A) their Membership Interests in Paciugo to elect the Board in the manner hereafter described and (B) in their capacities as Members of Paciugo or Limited Partners of AAH, as applicable, solely upon such matters as shall require or permit them as Equity Holders to vote on matters submitted to such Equity Holders consistent with the LLC Regulations, the Partnership Agreement, the Texas Limited Liability Company Act or the Texas Revised Limited Partnership Act, as applicable (collectively, the "Equity Owners Required Voting Actions"). The Equity Owners Required Voting Actions shall also be construed, for purposes of this Agreement, as including any amendment to this Agreement or of the LLC Regulations or Partnership Agreement.

               (b) Purchaser shall be entitled to such number of representatives on the Board of Paciugo proportionate to Purchaser's ownership interests of Paciugo, from time to time; provided, however, in the event the Option is exercised, the representation on the Board shall be an equal number of individuals designated by the Owners for election and an equal number of individuals designated by Purchaser for election, in each case elected by a majority, measured in terms of percentage interests, of the Membership Interests of the Members of Paciugo voting their respective Membership Interests subject to the voting agreements contained herein.

               (c) All Equity Owners Required Voting Actions shall require the vote or approval, as applicable, of the Equity Holders holding, in the aggregate, seventy percent (70%) or more of the outstanding percentage interests in Paciugo or AAH (as applicable); provided, however, such percentage shall be reduced to sixty percent (60%) upon any exercise of the Option.

               (d) The Owners, among themselves, hereby agree that this Agreement shall also serve as an irrevocable voting agreement among the Owners such that in any vote or approval required of the Owners as Members of Paciugo or as Limited Partners of AAH (including, without limitation, with respect to the designation of individuals to be elected to the Board pursuant to Subclause (b) above and on Equity Owners Required Voting Actions), all the Owners shall be deemed to have voted all of their Equity Interests in Paciugo and AAH, as applicable, in such manner as the holders of a majority of the Equity Interests owned solely among the Owners so designate, such majority to be determined based on percentage interests.

               (e)  Immediately following the Closing, and
consistent with the foregoing, the Board shall be comprised of the following three (3) individuals:

                    Owners Designees
                    Ugo Ginatta
                    Cristiana Ginatta

                    Purchaser Designee
                    Barrett N. Wissman

          On all votes to be taken by the Board, the votes of the Board members designated by the Owners shall be cast as determined by majority vote among such Board members.

          Further, the Board as comprised above has designated the following individuals to serve as the Officers of Paciugo immediately after the Closing (until the earlier of (1)
January 1, 2006, or (2) any such designation is changed by the Board):

          Name                Title
          ------------------- -------------------------------------
          Ugo Ginatta         Chairman and Chief Executive Officer

          Barrett N. Wissman  Vice Chairman and President

          Cristiana Ginatta   Senior Vice President and Chief
                              Operating Officer

          Susie C. Holliday   Senior Vice President, Chief Financial
                              Officer, Assistant Secretary, and
                              Assistant Treasurer

          Steven W. Caple     Senior Vice President, General Counsel
                              and Secretary

          Patrick G. Mackey   Senior Vice President - Administration,
                              Treasurer and Assistant Secretary

          Vincent Ginatta     Senior Vice President

          Barrett N. Wissman, Steve W. Caple, Patrick G. Mackey and Susie C. Holliday shall not be paid any compensation for their service as officers of Paciugo unless approved by the Board. This provision will not alter or diminish the Sellers' obligation to pay to Purchaser the Compensation (as described in Section 4.2) or Purchaser's obligation to pay such individuals as employees and officers of Purchaser.

          The term of office of each of the designated officers shall terminate on January 1, 2006, and a new slate of officers shall be elected by the Board at that time.

          In addition, promptly following the Closing, the Board shall explore obtaining director and officer liability insurance on behalf of the Sellers for an agreeable reasonable premium cost (which may include, at the Board's option, adding such individuals to the current policy of Purchaser, but with the Sellers paying the costs of securing such addition).

               (f)  Without otherwise altering the Approval
Actions, the LLC Regulations of Paciugo are amended to provide that (1) the Chief Executive Officer have the powers and authority formerly designated in such LLC Regulations as applicable to the President, and (2) the person holding the office of President shall be subordinate to the Chief Executive Officer, and shall have such duties and authority as designated by the Board.

                (g) The Owners, principally through the efforts of Ugo, shall have the right to make decisions with respect to day-to-day operations and product quality and development of the Sellers and its subsidiaries. The Owners acknowledge that no personal expenses of the Owners shall be paid by the Sellers following the Closing other than reimbursable business expenses properly documented pursuant to the procedures set forth in the Employment Agreements.

               (h) Notwithstanding anything to the contrary in this Agreement, Purchaser shall be entitled to approve any action of the Sellers and its subsidiaries which is related to future asset or equity sales, mergers or acquisitions, strategic development, capital raising, debt and equity financing arrangements, executive retentions and perquisites, long-term contracts and commitments, significant capital expenditures, other significant uses of cash and similar items (the "Approval Actions"); provided, however, the Approval Actions shall not be construed to authorize Purchaser to alter or amend the terms of the Employment Agreements without the prior consent of the Owners. The Owners covenant and agree that they shall not allow the Sellers and their subsidiaries to undertake, or commit to undertake, any Approval Actions without the prior approval of Purchaser. Purchaser shall cooperate with the Owners in facilitating an efficient manner in which Approval Actions are both sought and approved. Purchaser currently intends that all such Approval Actions shall be submitted to the President of Purchaser, whose consent or approval shall be deemed the consent or approval of Purchaser hereunder; provided, however, the President of Purchaser may delegate such right (with notice to the Owners) to certain of the executive officers of Purchaser to the extent the Approval Action would be more efficiently authorized or approved by such person given the particular area of expertise and responsibility of such person.

               (i) Consistent with the Owners' responsibility for day-to-day management as described in Subclause (g) above, from time to time as required by the Board, but no less frequently than in December of each calendar year (for the succeeding calendar year) and in connection with each significant capital expansion (such as the opening of a new store), the Owners shall present a budget to the Board for review and approval (the "Budget"). The Budget for calendar year 2003 shall be prepared and presented to the Board on or before January 15, 2003. The Board's approval of the Budget shall be in addition to, and not in lieu of, the Approval Actions of the Purchaser as described above. Any such Budget may be amended or supplemented, from time to time, by (1) approval of the Board and (2) to the extent such modification or change is of an item (such as capital expenditures) that would constitute an Approval Action, the written consent of Purchaser.

          8.3 NON-COMPETITION. Each of the Owners and Purchaser agrees that he/she/it, while he/she/it or his/her/its respective affiliates is an equity holder of the Sellers and for a period of two (2) years thereafter (collectively, the "Restricted Period"), will not and will not allow its affiliates to, engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that materially competes with the business of the Sellers or any of their subsidiaries; provided, however, that notwithstanding the foregoing, the provisions of this Section 8.3 will not be deemed breached merely because such Owner or Purchaser owns not more than 5% of the outstanding equity securities of an entity, if, at the time of its acquisition by such Owner or Purchaser, such securities are listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. Each of the Owners and Purchaser agrees that he/she/it shall not, during the Restricted Period, solicit or encourage any employee, consultant, vendor, supplier or customer of the Sellers to leave the employment of, or cease or diminish its relations with, the Sellers.

          8.4  BENEFITS.   Promptly following the Closing, the
Sellers shall use reasonable efforts to work with Purchaser to efficiently integrate their insurance coverage and benefits plans and policies into the standard policies of Purchaser (provided, such items do not result in any material increase in cost to the Sellers).

          8.5  INDEMNIFICATION.

                (a) Each of the Owners, jointly and severally, shall defend, indemnify and hold Purchaser and its affiliates and their officers, directors, managers, agents, attorneys and accountants of each of them (the "Purchaser Indemnitees"), harmless from and against any damages suffered or incurred because of the breach or inaccuracy of any representation or warranty or covenant or agreement made by the Sellers or the Owners in this Agreement or in any agreement or document executed or delivered by the Sellers and the Owners to Purchaser in connection herewith or with the Closing.

               (b) Purchaser shall defend, indemnify and hold each of the Owners and his/her affiliates and the officers, managers, agents, attorneys and accountants of each of them (the "Owners Indemnitees"), harmless from and against any damages suffered or incurred because of the breach or inaccuracy of any representation or warranty or covenant or agreement made by Purchaser in this Agreement or in any agreement or document executed or delivered by Purchaser to the Sellers in connection herewith or with the Closing.

               (c)  Notwithstanding Subsections (a) and (b)
above, (I) neither Purchaser (with respect to Subsection (a)) or the Owners (with respect to Subsection (b)) may make an indemnification claim hereunder unless the damages suffered by the Purchaser Indemnities or Owners Indemnities (as applicable) exceeds, in the aggregate for all claims, $50,000 (in which case the amount of damages indemnified shall commence with the first dollar exceeding such $50,000 aggregate damages suffered) (the "Basket Provision") and (II) all payments to the applicable indemnified party shall be made in the amount of such recipient party's applicable ownership percentage (by way of illustration, if the Purchaser Indemnitees are owed $200,000 at a time at which the Option has been exercised, then the actual payment to Purchaser from the Owners shall be the product of 50.3% multiplied by $200,000). In addition, subject to the Basket Provision described above, the Owners, jointly and severally, shall defend and hold harmless the Purchaser Indemnitees for all damages suffered or incurred for time periods preceding the Closing associated with the activities of the Sellers described in (i) in the third paragraph of Schedule 5.12 (overtime pay description) and (ii) the forth and fifth paragraphs of Schedule
5.18 (no storm water permit).

               (d)  The parties agree that claims for
indemnification under this Section 8.5 shall be the sole remedy available for breach or inaccuracy of any representations or warranties or covenants or agreements made in this Agreement or any agreement or document executed or delivered in connection herewith or with the Closing (other than the Employment Agreements).

     9.   TRANSFER OF INTERESTS.

          9.1 NO TRANSFERS. Notwithstanding any thing to contrary as set forth in the LLC Regulations and the Partnership Agreement, neither the Owners nor Purchaser shall transfer his/her/its respective interests in Paciugo and AAH as set forth on Exhibit B, except as prescribed below.

          9.2 AFFILIATE TRANSFERS. The Owners or Purchaser may transfer their respective Equity Interests among each other and to his/her/its affiliates or family members; provided, however, such transferees shall agree in writing to be bound by this Agreement ("Permitted Transfers").

          9.3 RIGHT OF FIRST REFUSAL. Other than Permitted Transfers, either Purchaser or the Owners may transfer his/her/its Equity Interests to a third party only after the transferring party gives the other parties hereto a right of first refusal to purchase the Equity Interests to be sold. In the event the Owners or Purchaser desires to sell his/her/its respective Equity Interests, the selling party shall first notify the other parties hereto of the proposed sale and the other parties hereto shall the right to purchase such Equity Interests on a pro rata basis within sixty (60) days of notice on the same price and terms as the proposed sale.

          9.4 CO-SALE. Either the Owners or Purchaser, as applicable, may sell their respective Equity Interests to a third party if the other party declines to exercise its right of first refusal set forth in Section 9.3 above; provided that the other party shall have the right, exercisable within sixty (60) days, to participate on a pro rata basis in the sale on the same terms and conditions as applicable to the selling party.

          9.5  TRANSFEREE BOUND.  Any transferee under this
Section 9 shall take subject to this Agreement, the LLC
Regulations and the Partnership Agreement.

     10.  MISCELLANEOUS.

          10.1 Survival. Unless otherwise set forth in this Agreement, the warranties and representations of the Sellers, the Owners and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two (2) years following the Closing. The covenants and agreements of the Sellers, the Owners and Purchaser shall also survive the Closing in perpetuity (or as otherwise specifically set forth herein).

          10.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          10.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law. Any action to enforce, construe or interpret this agreement shall be commenced in a court of competent jurisdiction within the County of Dallas and the State of Texas.

          10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          10.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          10.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or below, or as subsequently modified by written notice, and if to the Sellers:  Care of Ugo Ginatta
          or to the Owners    Paciugo Management LLC
                              9761 Justice Way, Suite 170
                              Dallas, Texas  75220-5330
                              Fax:  214-654-9509

          with a copy to:     Jack R. Dugan
                              Strasburger & Price, L.L.P.
                              901 Main Street, Suite 4300
                              Dallas, Texas  75202
                              Fax:  214-651-4330

          if to Purchaser:    Steven W. Caple
                              Senior Vice President
                              General Counsel and Secretary
                              Novo Networks, Inc.
                              2311 Cedar Springs Road, Suite 400
                              Dallas, Texas 75201
                              Fax:  214-777-4103
          with a copy to:     Victor B. Zanetti
                              Arter & Hadden LLP
                              1717 Main Street, Suite 4100
                              Dallas, Texas  75201
                              Fax:  214-741-7139

          10.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless each of the Sellers from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. Each of the Owners agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which any Owner, Seller or any of Sellers' officers, employees or representatives is responsible.

          10.8 FEES AND EXPENSES. The Owners and Purchaser each shall bear their own legal fees and expenses if the transactions contemplated by the Transaction Agreements are completed.

          10.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          10.10 AMENDMENTS AND WAIVERS. Any term of this Agreement or the LLC Regulations or the Partnership Agreement may be amended or waived only with the written consent of the Owners and Purchaser. Any waiver provided as to any specific item shall not be deemed to be, or construed as, a waiver of any separate future item (each of which shall require the written consent or waiver, as applicable, as to that designated item at that time by the applicable party).

          10.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.
In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          10.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          10.13 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled unless otherwise stated herein.

          10.14 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the interests purchased hereunder. The provisions of this
Section 10.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Owners and the Sellers acknowledge and agree that, as a result of Purchaser's status as a reporting company under the Securities and Exchange Act of 1934, as amended, substantial information (including financial information) of the Sellers shall be required to be reported by Purchaser in its public filings with the Securities & Exchange Commission. Nothing set forth in this
Section 10.4 shall be construed to limit or otherwise alter the rights of Purchaser to disclose such information in accordance with such requirements.


                    [Signature Pages Follow]

     The parties have executed this Purchase Agreement as of the date first written above.

                                   PURCHASER:

                                   NOVO NETWORKS, INC.


                                   By:  /s/  BARRETT N. WISSMAN
                                      --------------------------
                                   Name:   Barrett N. Wissman
                                   Title:   President


                                   SELLERS:

                                   PACIUGO MANAGEMENT LLC



                                   By:  /s/  UGO GINATTA
                                      ---------------------------
                                   Name:   Ugo Ginatta
                                   Title:   President


                                   AD ASTRA HOLDINGS LP

                                   By:  PACIUGO MANAGEMENT LLC,
                                           its sole General Partner


                                           By:  /s/  UGO GINATTA
                                              -------------------
                                           Name:   Ugo Ginatta
                                           Title:   President




              SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   OWNERS:

                                   /s/  UGO GINATTA
                                   ------------------------------
                                   UGO GINATTA

                                   /s/  CRISTIANA GINATTA
                                   ------------------------------
                                   CRISTIANA GINATTA


                                   /s/  VINCENT GINATTA
                                   ------------------------------
                                   VINCENT GINATTA









              SIGNATURE PAGE TO PURCHASE AGREEMENT

                            EXHIBITS



     Exhibit A           Schedule of Owners

     Exhibit B           Interests Following the Closing
                         and the Exercise of the Option

     Exhibit C -1        Tax Allocations
     and C-2

     Exhibit D           LLC Regulations (omitted pursuant to Item 601(2)
                         of Regulation S-K; copy will be furnished to the Securities and Exchange Commission upon request)

     Exhibit E           Partnership Agreement (omitted pursuant to Item
                         601(2) of Regulation S-K; copy will be furnished to the Securities and Exchange Commission upon request)

     Exhibits F,
     G and H Form of Employment Agreements (omitted pursuant to Item 601(2) of Regulation S-K; copy will be furnished to the Securities and Exchange
                         Commission upon request)

                            EXHIBIT A

  Percentage Interests of Paciugo and AAH Prior to Purchaser's
                           Investment


1.   Paciugo

Name of Owner                        Percentage of Ownership

Ugo Ginatta                                          40.000%

Cristiana Ginatta
40.000%

Vincent Ginatta                                      20.000%
                                                   --------
     Total                                              100%
                                                   ========
2.   AAH

Name of Owner                        Percentage of Ownership

Limited Partners:
Ugo Ginatta                                          39.600%

Cristiana Ginatta                                    39.600%

Vincent Ginatta                                      19.800%

General Partner:
---------------
Paciugo                                               1.000%
                                                  ---------
     Total                                              100%
                                                  =========

                            EXHIBIT B

    Purchaser's Amount of Investment and Percentage Interests

1.   Interests Following the Closing of $2,500,000 Investment

Paciugo

Name of Owners                           Percentage of Ownership
--------------                           -----------------------

Novo Networks, Inc.                                    33.000%

Ugo Ginatta                                            26.800%

Cristina Ginatta                                       26.800%

Vincent Ginatta                                        13.400%
                                                       -------
     Total                                                100%
                                                       =======

AAH

Name of Owners                            Percentage of Ownership
--------------                           -----------------------

Limited Partners:
----------------
Novo Networks, Inc.                                    32.670%

Ugo Ginatta                                            26.532%

Cristiana Ginatta                                      26.532%

Vincent Ginatta                                        13.266%

General Partner:
---------------
Paciugo                                                 1.000%
                                                       -------
     Total                                                100%
                                                       =======

2.   Interests Following Additional $1,500,000 Investment

Paciugo

Name of Owners                            Percentage of Ownership
--------------                           -----------------------


Novo Networks, Inc.                                    50.300%

Ugo Ginatta                                            19.880%

Cristiana Ginatta                                      19.880%

Vincent Ginatta                                         9.940%
                                                       -------
     Total                                                100%
                                                       =======

AAH

Name of Owners                            Percentage of Ownership
--------------                           -----------------------

Limited Partners:
----------------
Novo Networks, Inc.                                    49.797%

Ugo Ginatta                                            19.681%

Cristiana Ginatta                                      19.681%

Vincent Ginatta                                         9.841%

General Partner:
---------------
Paciugo                                                  1.000%
                                                       -------
     Total                                                100%
                                                       =======

         EXHIBIT C-1 (LLC) AND EXHIBIT C-2 (PARTNERSHIP)

                         Tax Allocations

                           EXHIBIT C-1
                           -----------

 Distributions; Allocations; Liquidation Provisions; Definitions
 ---------------------------------------------------------------



     1.1 Distributions. Net Cash shall be distributed among the Members as follows:

          (a)  Net Cash From Operations.  Subject to Section
1.1(c), Net Cash From Operations shall be distributed among the Members in proportion to their Ownership Percentages.

          (b)  Net Cash From Sales or Refinancings.  Net Cash
From Sales or Refinancings shall be distributed among the Members in the following order and priority:

               (i)  First, to the Members until their Preferred
Equity Balances are reduced to zero (prorata among the Members in proportion to their Preferred Equity Balances);

               (ii) Second, to the Owners until the cumulative distributions to the Owners pursuant to this Section 1.1(b)(ii) for all periods are equal to the excess of (i) the cumulative distributions to the Purchaser pursuant to Section 1.1(b)(i) for all periods, over (ii) the cumulative distributions to the Owners pursuant to Section 1.1(b)(i) for all periods (prorata among the Owners in proportion to their Ownership Percentages); and

               (iii)     Third, to the Members in proportion to
their Ownership Percentages.

          (c) Tax Distributions. The Company shall make distributions ("Tax Distributions" as provided in this Section
1.1(c).

               (i) Distributions. The Company shall make to each Member, to the extent of Available Net Cash Flow, Tax Distributions on a quarterly basis to cover estimated tax payments and final tax liability equal to the excess of
(A) such Member's Cumulative Net Tax Liability, over (B) the prior cumulative distributions to such Member pursuant to this
Section 1.1(c).  To the extent, if at all, Members receive
Tax Distributions that are not proportionate to their Ownership Percentages (determined with reference to their Ownership Percentages during the period to which the Tax Distributions are attributable), distributions ("Additional Distributions") shall be made (at the time Tax Distributions are made) to one or more Members to the extent necessary so that, on a cumulative basis, the aggregate Tax Distributions and Additional Distributions each Member receives are proportionate to their Ownership Percentages. Distributions pursuant to this
Section 1.1(c) shall not be treated as distributions pursuant to Sections 1.1(a) and 1.1(b) for any purpose.

               (ii) Definitions.

                    (A)  The "Cumulative Net Tax Liability" of a
Member as of any date shall equal the amount determined by first computing the "Current Tax Liability" or "Current Tax Benefit" of the Member with respect to the Company on a year-by-year basis (for periods commencing on or after the Effective Date) in accordance with this Section 1.1(c)(ii)(A), and then adding such liabilities and subtracting such benefits to arrive at the Cumulative Net Tax Liability, if any. Time value of money considerations shall not be taken into account in this process.

                         The Current Tax Liability or Current Tax
Benefit for each fiscal year shall be deemed to be equal to the sum of (1) any tax credits of the Company allocated to such Member, and (2) the product of (x) the "Applicable Tax Rate," multiplied by (y) an amount equal to the "Taxable Income" or "Tax Loss" of the Company, as the case may be, for such year allocated to such Member (using estimates for the current year for Tax Distributions with respect to a year made before the final accounting for such year).

                    (B)  "Taxable Income" or "Tax Loss" for a
year shall be equal to the positive or negative amount of the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a), provided that: (i) all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss; (ii) any taxable income or taxable loss attributable to the sale, exchange or other disposition of Property the proceeds (if any) of which would be taken into account in determining Net Cash From Sales or Refinancings shall be disregarded in determining Taxable Income or Tax Loss; and (iii) with respect to income, gain, loss or deduction taken into account pursuant to Code Section 704(c), the Treasury Regulations thereunder, and the applicable principles with respect thereto ("Section 704(c) Items"): (1) Section 704(c) Items attributable to operations of the Company in the ordinary course of business ("Ordinary Course") shall be taken into account in determining Taxable Income or Tax Loss; and (2)
Section 704(c) Items not attributable to the Ordinary Course shall not be taken into account in determining Taxable Income or Tax Loss.

                    (C)  The "Applicable Tax Rate" for any year
shall equal the maximum marginal federal income tax rate applicable to individuals for such year. The actual tax, tax brackets or other tax attributes of the Members shall be irrelevant for purposes of determining the Applicable Tax Rate and the Tax Distributions pursuant to this Section 1.1(c).

                    (D)  "Available Net Cash Flow" means  all
cash available to the Company, less reasonable reserves as determined by the Board, which may be distributed to Members without breaching contractual obligations of the Company to third parties (such as lenders).

          (d) Change of Control. In the event of a Change of Control after the Effective Date, the Members agree to share any proceeds with respect thereto as if such proceeds were Sale or Refinancing Proceeds distributable pursuant to Section 1.1(b). "Change of Control" means (i) any merger or consolidation of the Company with any other entity (other than a wholly-owned entity), or (ii) any other transaction or series of related transactions in which more than 50% of the Ownership Percentages will not, immediately after such acquisition or transaction, be held by the Members of record as constituted immediately prior to such acquisition or transaction, provided that any adjustment of Ownership Percentages among the Members pursuant to the provisions of the Purchase Agreement shall not constitute a Change of Control.

     1.2  Allocations.

          (a) Profits. After giving effect to the special allocations set forth in Sections 1.2(c) and 1.2(d), Profits for any fiscal year or other period beginning on or after the Effective Date shall be allocated to the Members in the following order and priority:

               (i) First, to the Members in an amount equal to the excess, if any, of (i) the cumulative Losses allocated pursuant to Section 1.2(b)(i) for all prior fiscal years or other periods, over (ii) the sum of the cumulative Profits allocated pursuant to this Section 1.2(a)(i) and the gain allocated pursuant to Section 1.2(c)(ix)(A) for all prior fiscal years or other periods (pro rata among them in proportion to each Member's excess amount);

               (ii) Second, to the Members in an amount equal to the excess, if any, of (i) the cumulative distributions the Members have received pursuant to Section 1.1(a), over (ii) the sum of the cumulative Profits allocated pursuant to this Section 1.2(a)(ii) and the gain allocated pursuant to Section 1.2(c)(ix)(B) for all prior fiscal years and other periods (pro rata among the Members in proportion to each Member's excess amount); and

               (iii)     Third, to the Members in proportion to
their Ownership Percentages.

          (b) Losses. After giving effect to the special allocations set forth in Sections 1.2(c) and 1.2(d), Losses for any fiscal year or other period beginning on or after the Effective Date shall be allocated in the following order and priority:

               (i) Except as provided in Sections 1.2(b)(ii) and 1.2(b)(iii), Losses shall be allocated to the Members in proportion to their Ownership Percentages.

               (ii) Except as provided in Section 1.2(b)(iii) hereof, to the extent Profits have been allocated pursuant to
Section 1.2(a)(iii) for any prior fiscal year or other period, Losses shall be allocated first to offset any Profits allocated pursuant to Section 1.2(a)(iii) (pro rata among the Members in proportion to their shares of the Profits being offset).

               (iii)     The Losses allocated pursuant to
Sections 1.2(b)(i) and (1.2(b)(ii) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 1.2(b)(i) or Section 1.2(b)(ii), the limitation set forth in this Section 1.2(b)(iii) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (c) Special Allocations. The following special allocations shall be made in the following order:

               (i) Minimum Gain Chargeback. Except as provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Section 1.2, if there is a net decrease in Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 1.2(c)(i) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

               (ii) Member Nonrecourse Debt Minimum Gain
Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 1.2 except Section 1.2(c)(i), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 1.2(c)(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

               (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 1.2(c)(iii) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this
Section 1.2 have been tentatively made as if this Section 1.2(c)(iii) were not in this Exhibit C-1.

                (iv) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of the Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 1.2(c)(iv) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in Section 1.2 have been tentatively made as if Section 1.2(c)(iii) hereof and this Section 1.2(c)(iv) were not in this Exhibit C-1.

               (v)  Nonrecourse Deductions.  Nonrecourse
Deductions for any fiscal year or other period shall be specially allocated among the Members in proportion to their Ownership
Percentages.

               (vi) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Section 1.704-2(i)(1).

               (vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Property pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the Property) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulations
Section 1.704-1(b)(2)(iv)(m)(4) applies.

               (viii) Interest Deductions. To the extent, if at all, the Company is entitled to an interest deduction with respect to payments to the Owners pursuant to Section 2.1 or
Section 2.2 of the Purchase Agreement, such deduction shall be specially allocated to the Owners (prorata among them in proportion to their entitlement to any such interest).

               (ix) Gain. Any remaining gain for any fiscal year or other period commencing on or after the Effective Date with respect to the sale, exchange or other disposition of Property (other than sales, exchanges or other dispositions in the ordinary course of business) shall be specially allocated in the following order and priority:

                    (A) First, to the Members in an amount equal to the excess, if any, of (A) the cumulative Losses allocated to the Members pursuant to Section 1.2(b)(i) for all prior fiscal years or other periods, over (B) the sum of (1) the cumulative gain allocated to the Members pursuant to this Section 1.2(c)(ix)(A) for all prior fiscal years or other periods, and
(2) the cumulative Profits allocated to the Members pursuant to
Section 1.2(a)(i) for the current and all prior fiscal years or other periods (pro rata among them in proportion to each Member's excess amount);

                    (B)  Second, to the Members in an amount
equal to the excess, if any, of (i) the cumulative distributions the Members have received pursuant to Section 1.1(a) during the current and all prior fiscal years or other periods, over (ii) the sum of (1) the cumulative gain allocated to the Members pursuant to this Section 1.2(c)(ix)(B) for all prior fiscal years or other periods, and (2) the cumulative Profits allocated to the Members pursuant to Section 1.2(a)(ii) for the current and all prior fiscal years or other periods (pro rata among them in proportion to each Member's excess amount);

                    (C)  Third, to each of the Owners in
proportion to their Ownership Percentages until the cumulative gain allocated pursuant to this Section 1.2(c)(ix)(C) for the current and all prior fiscal years and other periods is equal to the aggregate amount the Owners have received or are entitled to receive pursuant to Section 1.1(b)(ii); and

                    (D)  Fourth, to the Members in proportion to
their Ownership Percentages.

               (x)  Final Allocations.  Notwithstanding any
provision to the contrary in the Agreement (including, without limitation, this Exhibit C-1), it is the intent of the Members that, upon the dissolution of the Company and the final distributions to the Members, the Members' Capital Accounts shall be in proportion ("Distribution Ratios") to the amounts they are entitled to receive pursuant to Section 1.1. Accordingly, the Board shall modify the allocations pursuant to this Exhibit C-1 in such manner and to such extent as may be necessary to cause the Members' Capital Accounts upon the dissolution of the Company to be in proportion to their Distribution Ratios, with the result that, after liquidating distributions are made to the Members, each Member's Capital Account balance shall be zero (to the extent possible). The Members acknowledge that all distributions of the Company to Members shall be made pursuant to the provisions of Section 1.1 irrespective of the Members' Capital Accounts at any time. Without limitation, distributions upon the liquidation of the Company shall be made pursuant to the provisions of Section 1.1 whether or not each Member's Capital Account balance is reduced to zero.

          (d) Curative Allocations. The allocations set forth in Sections 1.2(b)(iii) and the foregoing provisions of Section 1.2(c) (other than Sections 1.2(c)(viii), (ix) and (x)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 1.2(d). Therefore, notwithstanding any other provision of this Section
1.2 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner determined to be appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Exhibit C-1 and all Company items were allocated pursuant to this Exhibit C-1 other than the Regulatory Allocations. In exercising discretion under this Section 1.2(d), the Board shall take into account future Regulatory Allocations under Sections 1.2(c)(i) and 1.2(c)(ii) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 1.2(c)(v) and 1.2(c)(vi).

          (e)  Other Allocations Rules.

               (i) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

               (ii) Except as otherwise provided in this Exhibit C-1, all items of Company income, gain, loss, deduction, credit and any other allocations for any fiscal year or other period not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for such year or other period.

               (iii) The Members are aware of the income tax consequences of the allocations made pursuant to this Exhibit C-1 and hereby agree to be bound by the provisions of this Exhibit C-1 in reporting their shares of Company income and loss for income tax purposes.

               (iv) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their Ownership Percentages.

               (v) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Board shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

               (vi) All allocations of income, gain, loss, deduction and credits with respect to periods ending prior to the Effective Date ("Prior Allocations") shall be allocated to the Owners as set forth in the Agreement prior to its amendment by the Purchase Agreement (including this Exhibit C-1). Prior Allocations shall not be taken into account as adjustments to the Capital Accounts of the Owners on or after the Effective Date.

          (f) Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with paragraph
(i) of the definition of Gross Asset Value).

               In the event the Gross Asset Value of any Property is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such Property shall take account of any variation between the adjusted basis of such Property for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

               Any elections or other decisions relating to such allocations shall be made by the Company in any manner that reasonably reflects the purpose and intention of this Exhibit C-
1. Allocations pursuant to this Section 1.2(f) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Exhibit C-1.

               The Members acknowledge that the principles of Code Section 704(c) and the Treasury Regulations thereunder shall apply with respect to the restatement of the Gross Asset Values, Capital Accounts and Capital Contributions of the Owners (as set forth in the applicable definitions in Section 1.5 of this Exhibit C-1).

     1.3 Compliance with Timing Requirements of Treasury Regulations. In the event the Company is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), (i) distributions shall be made to the Members pursuant to the distribution provisions of this Exhibit C-1, and (ii) if a Member's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or any other Person for any purpose whatsoever. In the discretion of the Company, a pro rata portion of the distributions that would otherwise be made to the Members may be:

          (a) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Exhibit C-1; or

          (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

     1.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of the Agreement, in the event the Company is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but no liquidating event has occurred, the Company's assets shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the Company shall be deemed to have distributed its assets in kind to the Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their entitlement thereto pursuant to the Exhibit C-1. Immediately thereafter, the Members shall be deemed to have recontributed the assets in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

     1.5 Definitions. Certain capitalized words and phrases used in this Exhibit C-1 have the meanings set forth in this
Section 1.5, as follows:

          "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Person's
Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which such Person is obligated to restore pursuant to any provision of the Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury
Regulations.

          The foregoing definition of Adjusted Capital Account
Deficit is intended to comply with the provisions of Section
1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

          "Agreement" means those certain Regulations with respect to the Company, as amended by the Purchase Agreement
(including, without limitation, this Exhibit C-1, and as may be subsequently amended.

          "Board" has the meaning set forth in the Purchase
Agreement.

          "Capital Account" means, with respect to any Member, the Capital Account established and maintained for such Person in accordance with the following provisions:

          (i) To each Person's Capital Account there shall be credited such Person's Capital Contributions, such Person's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Exhibit C-1, and the amount of any Company liabilities assumed by such Person or which are secured by any Property distributed to such Person.

          (ii) To each Person's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Person pursuant to any provision of this Exhibit C-1, such Person's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Exhibit C-1, and the amount of any liabilities of such Person assumed by the Company or which are secured by any property contributed by such Person to the Company.

          (iii) In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

          (iv) In determining the amount of any liability for purposes of paragraphs (i) and (ii) of the definitions of Capital Account and Preferred Equity Balance, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

          The foregoing provisions and the other provisions of this Exhibit C-1 relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with such Treasury Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Exhibit C-1 not to comply with Treasury Regulations Section 1.704-1(b).

          The Capital Accounts of the Owners shall be restated as of the Effective Date to equal the Owners' Capital Contributions, as restated pursuant to the definition of Capital Contributions.

          "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any asset (other than money) contributed to the Company with respect to the Interest held by such Member. The Members acknowledge that: (i) the Capital Contribution of the Purchaser upon the Effective Date shall be an amount equal to one percent of the Purchase Price (as defined in the Purchase Agreement);
(ii) the Capital Accounts of the Owners shall be restated as of the Effective Date to equal their restated Capital Contributions, which shall be equal to their Owner Equity; and (iii) the additional Capital Contribution of the Purchaser upon the exercise (if at all) of the Option (as defined in the Purchase Agreement) shall be an amount equal to one percent of the Additional Purchase Price (as defined in the Purchase Agreement).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          "Company" means Paciugo Management LLC, a Texas limited liability company.

          "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.

          "Effective Date" means January 1, 2003. The Members acknowledge that each and every provision of this Exhibit C-1
(other than Section 1.2(e)(vi)) shall apply only with respect to periods beginning on or after the Effective Date.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing
Member and the Company;

               (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Company, as of the following times:
(A) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution (including the addition of the Purchaser as a Member pursuant to the Purchase Agreement); (B) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an Interest; and (C) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however that the adjustments pursuant to clauses (A) and (B) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. The Members acknowledge that the Gross Asset Values of the Company's assets (excluding the Capital Contributions of the Purchaser) shall be adjusted, as of the Effective Date, to equal one percent of the Owner Equity.

               (iii)     The Gross Asset Value of any Property
distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

               (iv) The Gross Asset Values of all Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses and Section 1.2(c)(vii); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph
(iv) to the extent the Board determines that an adjustment pursuant to paragraph (ii) of the definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to paragraph
(iv) of the definition of Gross Asset Value.

               If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Interest" means an interest in the Company representing the rights and obligations under the Agreement of the Member who holds such Interest.

          "Member" means any Person who has been admitted as a Member or substitute Member pursuant to the terms of the Agreement and who is the owner of an Interest. "Members" means all such Persons. For purposes of this Exhibit C-1, "Member" also means a transferee of an Interest who has not become a substitute Member.

          "Member Nonrecourse Debt" has the meaning set forth in
Section 1.704-2(b)(4) of the Treasury Regulations.

          "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

          "Member Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury
Regulations.

          "Minimum Gain" has the meaning set forth in Treasury
Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

          "Net Cash" means Net Cash From Operations and Net Cash
From Sales or Refinancings.  Net Cash shall not include Capital
Contributions.

          "Net Cash From Operations" means, on or after the Effective Date, the gross cash proceeds from Company operations (including sales, exchanges or other dispositions in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, new investments, replacements and contingencies. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

          "Net Cash From Sales or Refinancings" means, on or after the Effective Date, the net cash proceeds from all sales, exchanges or other dispositions (other than in the ordinary course of business), and all financings and refinancings of Property, less any portion thereof used to establish reserves. "Net Cash From Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales, exchanges or other dispositions (other than in the ordinary course of business) of Property. Net Cash From Sales or Refinancings thereafter shall be increased in the event of reductions in reserves previously established pursuant to the first sentence of the definition of Net Cash From Sales or Refinancings.

          "Nonrecourse Deductions" has the meaning set forth in
Section 1.704-2(b)(1) of the Treasury Regulations.

          "Nonrecourse Liability" has the meaning set forth in
Section 1.704-2(b)(3) of the Treasury Regulations.

          "Owner" has the meaning set forth in the Purchase
Agreement.

          "Owner Equity" has the meaning set forth in the Purchase Agreement.

          "Ownership Percentage" means, with respect to any Member at any time, the percentage of ownership of such Member as set forth in the applicable paragraph of Exhibit B of the Purchase Agreement. In the event any Interest is transferred in accordance with the provisions of the Agreement, the transferee of such Interest shall succeed to the Ownership Percentage of his transferor to the extent it relates to the transferred Interest.

          "Person" means any individual, partnership, corporation, trust or other entity.

          "Preferred Equity Balance" means, as of any day with respect to a Member, the Member's Capital Contributions, adjusted as follows:

          (i) Increased by the amount of any Company liabilities which, in connection with distributions to such Member pursuant to Section 1.1(b)(i), are assumed by the Member or are secured by any Property distributed to the Member; and

          (ii) Reduced by the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to
Section 1.1(b)(i) and the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company.

In the event a Member transfers all or any portion of its Interest in accordance with the terms of this Agreement, its transferee shall succeed to his Preferred Equity Balance to the extent it relates to the transferred Interest.

          "Profits" and "Losses" means, for each fiscal year or other period commencing on or after the Effective Date, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to the definition of Profits and Losses shall be added to such taxable income or loss;

               (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to the definition of Profits and Losses shall be subtracted from such taxable income or loss;

               (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

               (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation;

               (vi) To the extent an adjustment to the adjusted tax basis of any Property pursuant to Code Section 734(b) or Code
Section 743(b) is required pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Property) or loss (if the adjustment decreases the basis of the Property) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (vii)     Notwithstanding any other provision of
the definition of Profits and Losses, any items which are specially allocated pursuant to Exhibit C-1 shall not be taken into account in computing Profits or Losses.

               The amounts of the items of Company income, gain, loss, or deduction available to be specifically allocated pursuant to Exhibit C-1 shall be determined by applying rules analogous to those set forth in paragraph (i) through (vi) of the definition of Profits and Losses.

          "Property" means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

          "Purchase Agreement" means that certain Purchase
Agreement dated as of the Effective Date among Novo Networks, Inc., Paciugo Management LLC, Ad Astra Holdings LP, Ugo Ginatta,
Cristiana Ginatta and Vincent Ginatta.

          "Purchaser" has the meaning set forth in the Purchase
Agreement.

          "Treasury Regulations" means the Income Tax
Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time
(including corresponding provisions of succeeding regulations).

                           EXHIBIT C-2



                           EXHIBIT C-2
                           -----------

 Distributions; Allocations; Liquidation Provisions; Definitions
 ---------------------------------------------------------------



     1.1 Distributions. Net Cash shall be distributed among the Partners as follows:

          (a)  Net Cash From Operations.  Subject to Section
1.1(c), Net Cash From Operations shall be distributed among the Partners in proportion to their Ownership Percentages.

          (b)  Net Cash From Sales or Refinancings.  Net Cash
From Sales or Refinancings shall be distributed among the Partners in the following order and priority:

               (i)  First, to the Partners until their Preferred
Equity Balances are reduced to zero (prorata among the Partners in proportion to their Preferred Equity Balances);

               (ii) Second, to the Owners until the cumulative distributions to the Owners pursuant to this Section 1.1(b)(ii) for all periods are equal to the excess of (i) the cumulative distributions to the Purchaser pursuant to Section 1.1(b)(i) for all periods, over (ii) the cumulative distributions to the Owners pursuant to Section 1.1(b)(i) for all periods (prorata among the Owners in proportion to their Ownership Percentages); and

               (iii)     Third, to the Partners in proportion to
their Ownership Percentages.

          (c) Tax Distributions. The Partnership shall make distributions ("Tax Distributions" as provided in this Section
1.1(c).

               (i) Distributions. The Partnership shall make to each Member, to the extent of Available Net Cash Flow, Tax Distributions on a quarterly basis to cover estimated tax payments and final tax liability equal to the excess of (A) such Partner's Cumulative Net Tax Liability, over (B) the prior cumulative distributions to such Partner pursuant to this
Section 1.1(c). To the extent, if at all, Partners receive Tax Distributions that are not proportionate to their Ownership Percentages (determined with reference to their Ownership Percentages during the period to which the Tax Distributions are attributable), distributions ("Additional Distributions") shall be made (at the time Tax Distributions are made) to one or more Partners to the extent necessary so that, on a cumulative basis, the aggregate Tax Distributions and Additional Distributions each Partner receives are proportionate to their Ownership Percentages. Distributions pursuant to this
Section 1.1(c) shall not be treated as distributions pursuant to Sections 1.1(a) and 1.1(b) for any purpose.

               (ii) Definitions.

                    (A)  The "Cumulative Net Tax Liability" of a
Partner as of any date shall equal the amount determined by first computing the "Current Tax Liability" or "Current Tax Benefit" of the Partner with respect to the Partnership on a year-by-year basis (for periods commencing on or after the Effective Date) in accordance with this Section 1.1(c)(ii)(A), and then adding such liabilities and subtracting such benefits to arrive at the Cumulative Net Tax Liability, if any. Time value of money considerations shall not be taken into account in this process.

                         The Current Tax Liability or Current Tax
Benefit for each fiscal year shall be deemed to be equal to the sum of (1) any tax credits of the Partnership allocated to such Partner, and (2) the product of (x) the "Applicable Tax Rate," multiplied by (y) an amount equal to the "Taxable Income" or "Tax Loss" of the Partnership, as the case may be, for such year allocated to such Partner (using estimates for the current year for Tax Distributions with respect to a year made before the final accounting for such year).

                    (B)  "Taxable Income" or "Tax Loss" for a
year shall be equal to the positive or negative amount of the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a), provided that: (i) all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss; (ii) any taxable income or taxable loss attributable to the sale, exchange or other disposition of Property the proceeds (if any) of which would be taken into account in determining Net Cash From Sales or Refinancings shall be disregarded in determining Taxable Income or Tax Loss; and (iii) with respect to income, gain, loss or deduction taken into account pursuant to Code Section 704(c), the Treasury Regulations thereunder, and the applicable principles with respect thereto ("Section 704(c) Items"): (1) Section 704(c) Items attributable to operations of the Partnership in the ordinary course of business ("Ordinary Course") shall be taken into account in determining Taxable Income or Tax Loss; and (2)
Section 704(c) Items not attributable to the Ordinary Course shall not be taken into account in determining Taxable Income or Tax Loss.

                    (C)  The "Applicable Tax Rate" for any year
shall equal the maximum marginal federal income tax rate applicable to individuals for such year. The actual tax, tax brackets or other tax attributes of the Partners shall be irrelevant for purposes of determining the Applicable Tax Rate and the Tax Distributions pursuant to this Section 1.1(c).

                    (D)  "Available Net Cash Flow" means  all
cash available to the Partnership, less reasonable reserves as determined by the Board, which may be distributed to Partners without breaching contractual obligations of the Partnership to third parties (such as lenders).

          (d) Change of Control. In the event of a Change of Control after the Effective Date, the Partners agree to share any proceeds with respect thereto as if such proceeds were Sale or Refinancing Proceeds distributable pursuant to Section 1.1(b). "Change of Control" means (i) any merger or consolidation of the Partnership with any other entity (other than a wholly-owned entity), or (ii) any other transaction or series of related transactions in which more than 50% of the Ownership Percentages will not, immediately after such acquisition or transaction, be held by the Partners of record as constituted immediately prior to such acquisition or transaction, provided that any adjustment of Ownership Percentages among the Partners pursuant to the provisions of the Purchase Agreement shall not constitute a Change of Control.

     1.2  Allocations.

          (a) Profits. After giving effect to the special allocations set forth in Sections 1.2(c) and 1.2(d), Profits for any fiscal year or other period beginning on or after the Effective Date shall be allocated to the Partners in the following order and priority:

               (i) First, to the Partners in an amount equal to the excess, if any, of (i) the cumulative Losses allocated pursuant to Section 1.2(b)(i) for all prior fiscal years or other periods, over (ii) the sum of the cumulative Profits allocated pursuant to this Section 1.2(a)(i) and the gain allocated pursuant to Section 1.2(c)(ix)(A) for all prior fiscal years or other periods (pro rata among them in proportion to each Partner's excess amount);

               (ii) Second, to the Partners in an amount equal to the excess, if any, of (i) the cumulative distributions the Partners have received pursuant to Section 1.1(a), over (ii) the sum of the cumulative Profits allocated pursuant to this Section 1.2(a)(ii) and the gain allocated pursuant to Section 1.2(c)(ix)(B) for all prior fiscal years and other periods (pro rata among the Partners in proportion to each Partner's excess amount); and

               (iii)     Third, to the Partners in proportion to
their Ownership Percentages.

          (b) Losses. After giving effect to the special allocations set forth in Sections 1.2(c) and 1.2(d), Losses for any fiscal year or other period beginning on or after the Effective Date shall be allocated in the following order and priority:

               (i) Except as provided in Sections 1.2(b)(ii) and 1.2(b)(iii), Losses shall be allocated to the Partners in proportion to their Ownership Percentages.

               (ii) Except as provided in Section 1.2(b)(iii) hereof, to the extent Profits have been allocated pursuant to
Section 1.2(a)(iii) for any prior fiscal year or other period, Losses shall be allocated first to offset any Profits allocated pursuant to Section 1.2(a)(iii) (pro rata among the Partners in proportion to their shares of the Profits being offset).

               (iii)     The Losses allocated pursuant to
Sections 1.2(b)(i) and (1.2(b)(ii) shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 1.2(b)(i) or Section 1.2(b)(ii), the limitation set forth in this Section 1.2(b)(iii) shall be applied on a Partner-by-Partner basis so as to allocate the maximum permissible Losses to each Partner under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (c) Special Allocations. The following special allocations shall be made in the following order:

               (i) Minimum Gain Chargeback. Except as provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Section 1.2, if there is a net decrease in Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 1.2(c)(i) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

               (ii) Partner Nonrecourse Debt Minimum Gain
Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 1.2 except Section 1.2(c)(i), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 1.2(c)(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

               (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 1.2(c)(iii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this
Section 1.2 have been tentatively made as if this Section 1.2(c)(iii) were not in this Exhibit C-2.

               (iv) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of the Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 1.2(c)(iv) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in Section
1.2 have been tentatively made as if Section 1.2(c)(iii) hereof and this Section 1.2(c)(iv) were not in this Exhibit C-2.

                (v) Nonrecourse Deductions.  Nonrecourse
Deductions for any fiscal year or other period shall be specially allocated among the Partners in proportion to their Ownership
Percentages.

               (vi) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Section 1.704-2(i)(1).

               (vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Property pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the Property) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Treasury Regulations
Section 1.704-1(b)(2)(iv)(m)(4) applies.

               (viii) Interest Deductions. To the extent, if at all, the Partnership is entitled to an interest deduction with respect to payments to the Owners pursuant to Section 2.1 or
Section 2.2 of the Purchase Agreement, such deduction shall be specially allocated to the Owners (prorata among them in proportion to their entitlement to any such interest).

               (ix) Gain. Any remaining gain for any fiscal year or other period commencing on or after the Effective Date with respect to the sale, exchange or other disposition of Property (other than sales, exchanges or other dispositions in the ordinary course of business) shall be specially allocated in the following order and priority:

                    (A)  First, to the Partners in an amount
equal to the excess, if any, of (A) the cumulative Losses allocated to the Partners pursuant to Section 1.2(b)(i) for all prior fiscal years or other periods, over (B) the sum of (1) the cumulative gain allocated to the Partners pursuant to this
Section 1.2(c)(ix)(A) for all prior fiscal years or other periods, and (2) the cumulative Profits allocated to the Partners pursuant to Section 1.2(a)(i) for the current and all prior fiscal years or other periods (pro rata among them in proportion to each Partner's excess amount);

                    (B)  Second, to the Partners in an amount
equal to the excess, if any, of (i) the cumulative distributions the Partners have received pursuant to Section 1.1(a) during the current and all prior fiscal years or other periods, over (ii) the sum of (1) the cumulative gain allocated to the Partners pursuant to this Section 1.2(c)(ix)(B) for all prior fiscal years or other periods, and (2) the cumulative Profits allocated to the Partners pursuant to Section 1.2(a)(ii) for the current and all prior fiscal years or other periods (pro rata among them in proportion to each Partner's excess amount);

                    (C)  Third, to each of the Owners in
proportion to their Ownership Percentages until the cumulative gain allocated pursuant to this Section 1.2(c)(ix)(C) for the current and all prior fiscal years and other periods is equal to the aggregate amount the Owners have received or are entitled to receive pursuant to Section 1.1(b)(ii); and

                    (D) Fourth, to the Partners in proportion to their Ownership Percentages.

               (x)  Final Allocations.  Notwithstanding any
provision to the contrary in the Agreement (including, without limitation, this Exhibit C-2), it is the intent of the Partners that, upon the dissolution of the Partnership and the final distributions to the Partners, the Partners' Capital Accounts shall be in proportion ("Distribution Ratios") to the amounts they are entitled to receive pursuant to Section 1.1. Accordingly, the Board shall modify the allocations pursuant to this Exhibit C-2 in such manner and to such extent as may be necessary to cause the Partners' Capital Accounts upon the dissolution of the Partnership to be in proportion to their Distribution Ratios, with the result that, after liquidating distributions are made to the Partners, each Partner's Capital Account balance shall be zero (to the extent possible). The Partners acknowledge that all distributions of the Partnership to Partners shall be made pursuant to the provisions of Section 1.1 irrespective of the Partners' Capital Accounts at any time. Without limitation, distributions upon the liquidation of the Partnership shall be made pursuant to the provisions of Section
1.1 whether or not each Partner's Capital Account balance is reduced to zero.

          (d) Curative Allocations. The allocations set forth in Sections 1.2(b)(iii) and the foregoing provisions of Section 1.2(c) (other than Sections 1.2(c)(viii), (ix) and (x)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this
Section 1.2(d). Therefore, notwithstanding any other provision of this Section 1.2 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner determined to be appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Exhibit C-2 and all Partnership items were allocated pursuant to this Exhibit C-2 other than the Regulatory Allocations. In exercising discretion under this Section 1.2(d), the Board shall take into account future Regulatory Allocations under Sections 1.2(c)(i) and 1.2(c)(ii) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 1.2(c)(v) and 1.2(c)(vi).

          (e)  Other Allocations Rules.

               (i) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

               (ii) Except as otherwise provided in this Exhibit C-2, all items of Partnership income, gain, loss, deduction, credit and any other allocations for any fiscal year or other period not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for such year or other period.

               (iii) The Partners are aware of the income tax consequences of the allocations made pursuant to this Exhibit C-2 and hereby agree to be bound by the provisions of this Exhibit C-2 in reporting their shares of Partnership income and loss for income tax purposes.

               (iv) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are in proportion to their Ownership Percentages.

               (v) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Board shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner.

               (vi) All allocations of income, gain, loss, deduction and credits with respect to periods ending prior to the Effective Date ("Prior Allocations") shall be allocated to the Owners as set forth in the Agreement prior to its amendment by the Purchase Agreement (including this Exhibit C-2). Prior Allocations shall not be taken into account as adjustments to the Capital Accounts of the Owners on or after the Effective Date.

          (f) Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with paragraph (i) of the definition of Gross Asset Value).

               In the event the Gross Asset Value of any Property is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such Property shall take account of any variation between the adjusted basis of such Property for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

               Any elections or other decisions relating to such allocations shall be made by the Partnership in any manner that reasonably reflects the purpose and intention of this Exhibit C-
2. Allocations pursuant to this Section 1.2(f) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Exhibit C-2.

               The Partners acknowledge that the principles of Code Section 704(c) and the Treasury Regulations thereunder shall apply with respect to the restatement of the Gross Asset Values, Capital Accounts and Capital Contributions of the Owners (as set forth in the applicable definitions in Section 1.5 of this Exhibit C-2).

     1.3 Compliance with Timing Requirements of Treasury Regulations. In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g),
(i) distributions shall be made to the Partners pursuant to the distribution provisions of this Exhibit C-2, and (ii) if a Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever. In the discretion of the Partnership, a pro rata portion of the distributions that would otherwise be made to the Partners may be:

          (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Exhibit C-2; or

          (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

     1.4  Deemed Distribution and Recontribution.
Notwithstanding any other provision of the Agreement, in the event the Partnership is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but no liquidating event has occurred, the Partnership's assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed its assets in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their entitlement thereto pursuant to the Exhibit C-2. Immediately thereafter, the Partners shall be deemed to have recontributed the assets in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

     1.5 Definitions. Certain capitalized words and phrases used in this Exhibit C-2 have the meanings set forth in this
Section 1.5, as follows:

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Person's
Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which such Person is obligated to restore pursuant to any provision of the Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury
Regulations.

          The foregoing definition of Adjusted Capital Account
Deficit is intended to comply with the provisions of Section
1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

          "Agreement" means that certain Partnership Agreement with respect to the Partnership, as amended by the Purchase
Agreement (including, without limitation, this Exhibit C-2, and as may be subsequently amended.

          "Board" has the meaning set forth in the Purchase
Agreement.

          "Capital Account" means, with respect to any Partner, the Capital Account established and maintained for such Person in accordance with the following provisions:

          (i) To each Person's Capital Account there shall be credited such Person's Capital Contributions, such Person's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Exhibit C-2, and the amount of any Partnership liabilities assumed by such Person or which are secured by any Property distributed to such Person.

          (ii) To each Person's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Person pursuant to any provision of this Exhibit C-2, such Person's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Exhibit C-2, and the amount of any liabilities of such Person assumed by the Partnership or which are secured by any property contributed by such Person to the Partnership.

          (iii) In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

          (iv) In determining the amount of any liability for purposes of paragraphs (i) and (ii) of the definitions of Capital Account and Preferred Equity Balance, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

          The foregoing provisions and the other provisions of this Exhibit C-2 relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or the Partners), are computed in order to comply with such Treasury Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner upon the dissolution of the Partnership. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Exhibit C-2 not to comply with Treasury Regulations Section 1.704-1(b).

          The Capital Accounts of the Owners shall be restated as of the Effective Date to equal the Owners' Capital Contributions, as restated pursuant to the definition of Capital Contributions.

          "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any asset (other than money) contributed to the Partnership with respect to the Interest held by such Partner. The Partners acknowledge that: (i) the Capital Contribution of the Purchaser upon the Effective Date shall be an amount equal to 99% of the Purchase Price (as defined in the Purchase Agreement); (ii) the Capital Accounts of the Owners shall be restated as of the Effective Date to equal their restated Capital Contributions, which shall be equal to their Owner Equity; and (iii) the additional Capital Contribution of the Purchaser upon the exercise (if at all) of the Option (as defined in the Purchase Agreement) shall be an amount equal to 99% of the Additional Purchase Price (as defined in the Purchase Agreement).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership.

          "Effective Date" means January 1, 2003. The Partners acknowledge that each and every provision of this Exhibit C-2
(other than Section 1.2(e)(vi)) shall apply only with respect to periods beginning on or after the Effective Date.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

               (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Partnership, as of the following times: (A) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution (including the addition of the Purchaser as a Partner pursuant to the Purchase Agreement); (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an Interest; and (C) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however that the adjustments pursuant to clauses (A) and (B) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership. The Partners acknowledge that the Gross Asset Values of the Partnership's assets (excluding the Capital Contributions of the Purchaser) shall be adjusted, as of the Effective Date, to equal 99% of the Owner Equity.

               (iii)     The Gross Asset Value of any Property
distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

               (iv) The Gross Asset Values of all Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses and Section 1.2(c)(vii); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph
(iv) to the extent the Board determines that an adjustment pursuant to paragraph (ii) of the definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to paragraph
(iv) of the definition of Gross Asset Value.

               If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Interest" means an interest in the Partnership representing the rights and obligations under the Agreement of the Partner who holds such Interest.

          "Minimum Gain" has the meaning set forth in Treasury
Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

          "Net Cash" means Net Cash From Operations and Net Cash
From Sales or Refinancings.  Net Cash shall not include Capital
Contributions.

          "Net Cash From Operations" means, on or after the Effective Date, the gross cash proceeds from Partnership operations (including sales, exchanges or other dispositions in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Partnership expenses, debt payments, capital improvements, new investments, replacements and contingencies. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

          "Net Cash From Sales or Refinancings" means, on or after the Effective Date, the net cash proceeds from all sales, exchanges or other dispositions (other than in the ordinary course of business), and all financings and refinancings of Property, less any portion thereof used to establish reserves. "Net Cash From Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with sales, exchanges or other dispositions (other than in the ordinary course of business) of Property. Net Cash From Sales or Refinancings thereafter shall be increased in the event of reductions in reserves previously established pursuant to the first sentence of the definition of Net Cash From Sales or Refinancings.

          "Nonrecourse Deductions" has the meaning set forth in
Section 1.704-2(b)(1) of the Treasury Regulations.

          "Nonrecourse Liability" has the meaning set forth in
Section 1.704-2(b)(3) of the Treasury Regulations.

          "Owner" has the meaning set forth in the Purchase
Agreement.

          "Owner Equity" has the meaning set forth in the Purchase Agreement.

          "Ownership Percentage" means, with respect to any Partner at any time, the percentage of ownership of such Partner as set forth in the applicable paragraph of Exhibit B of the Purchase Agreement. In the event any Interest is transferred in accordance with the provisions of the Agreement, the transferee of such Interest shall succeed to the Ownership Percentage of his transferor to the extent it relates to the transferred Interest.

          "Partner" means any Person who has been admitted as a Partner or substitute Partner pursuant to the terms of the Agreement and who is the owner of an Interest. "Partners" means all such Persons. For purposes of this Exhibit C-2, "Partner" also means a transferee of an Interest who has not become a substitute Partner.

          "Partner Nonrecourse Debt" has the meaning set forth in
Section 1.704-2(b)(4) of the Treasury Regulations.

          "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

          "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury
Regulations.

          "Partnership" means Astra Holdings LP, a Texas limited partnership.

          "Person" means any individual, partnership, corporation, trust or other entity.

          "Preferred Equity Balance" means, as of any day with respect to a Partner, the Partner's Capital Contributions, adjusted as follows:

          (i) Increased by the amount of any Partnership liabilities which, in connection with distributions to such Partner pursuant to Section 1.1(b)(i), are assumed by the Partner or are secured by any Property distributed to the Partner; and

          (ii) Reduced by the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to
Section 1.1(b)(i) and the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership.

In the event a Partner transfers all or any portion of its Interest in accordance with the terms of this Agreement, its transferee shall succeed to his Preferred Equity Balance to the extent it relates to the transferred Interest.

          "Profits" and "Losses" means, for each fiscal year or other period commencing on or after the Effective Date, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to the definition of Profits and Losses shall be added to such taxable income or loss;

               (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section
705(a)(2)(B) expenditures pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to the definition of Profits and Losses shall be subtracted from such taxable income or loss;

                (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to paragraph (ii) or
(iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

               (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation;

               (vi) To the extent an adjustment to the adjusted tax basis of any Property pursuant to Code Section 734(b) or Code
Section 743(b) is required pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the Property) or loss (if the adjustment decreases the basis of the Property) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (vii)     Notwithstanding any other provision of
the definition of Profits and Losses, any items which are specially allocated pursuant to Exhibit C-2 shall not be taken into account in computing Profits or Losses.

               The amounts of the items of Partnership income, gain, loss, or deduction available to be specifically allocated pursuant to Exhibit C-2 shall be determined by applying rules analogous to those set forth in paragraph (i) through (vi) of the definition of Profits and Losses.

          "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

          "Purchase Agreement" means that certain Purchase
Agreement dated as of the Effective Date among Novo Networks, Inc., Paciugo Management LLC, Ad Astra Holdings LP, Ugo Ginatta,
Cristiana Ginatta and Vincent Ginatta.

          "Purchaser" has the meaning set forth in the Purchase
Agreement.

          "Treasury Regulations" means the Income Tax
Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time
(including corresponding provisions of succeeding regulations).